PS BUSINESS PARKS, INC.

Exhibit 12:

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                      Three Months Ended
                                                                                            March 31,
                                                                             ---------------------------------------
                                                                                  2003                    2002
                                                                             ---------------------------------------
      Net income......................................................       $     5,803,000         $    16,702,000
      Minority interest...............................................             6,775,000               8,844,000
      Interest expense................................................             1,002,000               1,551,000
                                                                                   ---------               ---------
      Earnings available to cover fixed charges.......................       $    13,580,000         $    27,097,000
                                                                             ===============         ===============

      Fixed charges (1)...............................................       $     1,002,000         $     1,695,000
      Preferred distributions.........................................             8,738,000               8,029,000
                                                                                   ---------               ---------
      Combined fixed charges and preferred distributions..............       $     9,740,000         $     9,724,000
                                                                             ===============         ===============
      Ratio of earnings to fixed charges..............................
                                                                                       13.55                   15.99
                                                                                       =====                   =====
     Ratio of earnings to combined fixed charges and preferred
       distributions..................................................                  1.39                   2.79
                                                                                        ====                   ====

                                                                   Years Ended December 31,
                                       -------------------------------------------------------------------------------
                                            2002             2001            2000             1999            1998
                                       -------------     ------------    ------------     ------------    ------------
Net income.........................    $  57,430,000     $ 49,870,000    $ 51,181,000     $ 41,255,000    $ 29,400,000
Minority interest..................       32,170,000       27,489,000      26,741,000       16,049,000      11,208,000
Interest expense...................        5,324,000        1,715,000       1,481,000        3,153,000       2,361,000
                                           ---------        ---------       ---------        ---------       ---------
Earnings available to cover fixed
   charges.........................    $  94,924,000     $ 79,074,000    $ 79,403,000     $ 60,457,000    $ 42,969,000
                                       =============     ============    ============     ============    ============

Fixed charges (1)..................    $   5,612,000     $  2,806,000    $  2,896,000     $  4,142,000    $  2,629,000
Preferred distributions............       33,340,000       22,961,000      17,273,000        7,562,000               -
                                          ----------       ----------      ----------        ---------     -----------
Combined  fixed charges and preferred
   distributions...................    $  38,952,000     $ 25,767,000    $ 20,169,000     $ 11,704,000    $  2,629,000
                                       =============     ============    ============     ============    ============

Ratio of earnings to fixed charges.            16.91            28.18           27.42            14.60           16.34
                                               =====            =====           =====            =====           =====
Ratio of earnings to combined fixed
   charges and preferred
   distributions...................             2.44             3.07            3.94             5.17           16.34
                                                ====             ====            ====             ====           =====

(1)     Fixed charges include interest expense plus capitalized interest.

PS BUSINESS PARKS, INC.

Exhibit 12

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental disclosure of Ratio of Funds from Operations (“FFO”) to fixed charges:

                                                                                      Three Months Ended
                                                                                            March 31,
                                                                             ---------------------------------------
                                                                                  2003                    2002
                                                                             ---------------------------------------
      FFO.............................................................       $     26,284,000         $    26,124,000
      Interest expense................................................              1,002,000               1,551,000
      Minority interest in income - preferred units...................              4,810,000               4,412,000
      Preferred dividends.............................................              3,928,000               3,617,000
                                                                                    ---------               ---------
      Adjusted FFO available to cover fixed charges...................       $     36,024,000         $    35,704,000
                                                                             ================         ===============

      Fixed charges (1)...............................................       $      1,002,000         $     1,695,000
      Preferred distributions.........................................              8,738,000               8,029,000
                                                                                    ---------               ---------
      Combined fixed charges and preferred distributions..............       $      9,740,000         $     9,724,000
                                                                             ================         ===============

      Ratio of FFO to fixed charges...................................                  35.95                   21.06
                                                                                        =====                   =====
      Ratio of FFO to combined fixed charges and preferred
       distributions.................................                     3.70                    3.67
                                                                                         ====                    ====

                                                                   Years Ended December 31,
                                      --------------------------------------------------------------------------------
                                            2002             2001              2000            1999           1998
                                      --------------    -------------    -------------     ------------  -------------
FFO................................    $ 105,443,000    $  95,472,000    $  88,181,000     $ 79,760,000  $ 59,516,000
Interest expense...................        5,324,000        1,715,000        1,481,000        3,153,000     2,361,000
Minority   interest   in   income
 preferred units.................       17,927,000       14,107,000       12,185,000        4,156,000             -
Preferred dividends................       15,412,000        8,854,000        5,088,000        3,406,000             -
                                          ----------        ---------        ---------        ---------    ----------
Adjusted FFO available to cover
   fixed charges...................    $ 144,106,000    $ 120,148,000    $ 106,935,000     $ 90,475,000  $ 61,877,000
                                       =============    =============    =============     ============  ============
Fixed charges (1)..................    $   5,612,000    $   2,806,000    $   2,896,000     $  4,142,000  $  2,629,000
Preferred distributions............       33,339,000       22,961,000       17,273,000        7,562,000            -
                                          ----------       ----------      ----------         ---------   -----------
Combined fixed charges and
  preferred distributions..........    $  38,951,000    $  25,767,000    $  20,169,000     $ 11,704,000  $  2,629,000
                                       =============    =============    =============     ============  ============
Ratio of FFO to fixed charges......            25.68            42.82            36.93            21.84         23.54
                                               =====            =====            =====            =====         =====
Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             3.70             4.66             5.30             7.73         23.54
                                                ====             ====             ====             ====         =====

(1)     Fixed charges include interest expense plus capitalized interest.